SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2016 root9B Technologies, Inc.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50502 (Commission File No.)	20-0443575 (IRS Employee Identification No.)

4521 Sharon Road, Suite 300
Charlotte, North Carolina  28211
(Address of Principal Executive Offices)

(704) 521-8077
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2016, root9B Technologies, Inc. (the “Company”) entered into a letter agreement (the “Blech Amendment”) with Miriam Blech and River Charitable Remainder Unitrust f/b/o Isaac Blech, who together control all of the Company’s Series C Preferred Stock (the “Holders”), amending that certain letter agreement dated March 10, 2016, between the Company, Miriam Blech and River Charitable Remainder Unitrust f/b/o Isaac Blech (the “Blech Agreement”). Pursuant to the terms of the Blech Amendment, the Holders agreed that, until the earlier of (i) five (5) business days after the Company holds its next annual or special meeting of its stockholders and (ii) December 31, 2016: (a) the Company is not required to reserve the authorized but unissued shares of common stock sufficient to permit the conversion of the outstanding shares of its Series C Preferred Stock pursuant to Section 7(c) of the Amended and Restated Certificate of Designation of the Company’s Series C Preferred Stock, and (b) the Holders will not convert their shares of Series C Preferred Stock into shares of the Company’s common stock. The Blech Agreement was otherwise unchanged. Miriam Blech currently controls approximately 7% of the Company’s outstanding voting capital stock, including 60% of the Company’s Series C Preferred Stock. Isaac Blech currently controls approximately 4.6% of the Company’s outstanding voting capital stock, including 40% of the Company’s Series C Preferred Stock, and is Vice Chairman of the Company’s Board of Directors (the “Board”).

The foregoing descriptions of the Blech Amendment and the Blech Agreement are subject to, and qualified in their entirety by, such documents filed as Exhibit 10.1 to this Current Report on Form 8-K, and Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2016, respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2016, in connection with the Company’s efforts to manage its operating costs, Joseph Grano, the Company’s Chief Executive Officer and Chairman of the Board, voluntarily agreed to forego his guaranteed annual cash bonus of $500,000 earned during the fiscal year ending December 31, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated April 14, 2016 between root9B Technologies, Inc. and Miriam Blech and River Charitable Remainder Unitrust f/b/o Isaac Blech.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B TECHNOLOGIES, INC.

Dated: April 19, 2016	By:	/s/ Joseph J. Grano, Jr.
Name: Joseph J. Grano, Jr.
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated April 14, 2016 between root9B Technologies, Inc. and Miriam Blech and River Charitable Remainder Unitrust f/b/o Isaac Blech.